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                   MARTIN MARIETTA CORPORATION
              AMENDED OMNIBUS SECURITIES AWARD PLAN

                         Adopted:  April 23, 1992
                         As Amended
                         March 25, 1993













                     [MARTIN MARIETTA LOGO]

         THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS
          COVERING SECURITIES THAT HAVE BEEN REGISTERED
                UNDER THE SECURITIES ACT OF 1933
                          APRIL 2, 1993

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SECTION 1.     Establishment and Purpose.

     The Martin Marietta Corporation Amended Omnibus Securities Award Plan (the "Plan") is an amendment and restatement of the Martin Marietta Corporation Omnibus Securities Award Plan (the "1992 Plan") which became effective upon its adoption by the stockholders of Martin Marietta Corporation on April 23, 1992. Subject to consummation of the transactions contemplated by the Transaction Agreement dated November 22, 1992 among General Electric Corporation, the Corporation and Parent Corporation (the "Transaction Agreement"), the 1992 Plan, as amended and restated herein, will be adopted by Parent Corporation which will assume all of the obligations of the Corporation hereunder. At such time, the name of the Corporation will be changed to Martin Marietta Technologies, Inc. and the name of Parent Corporation will be changed to Martin Marietta Corporation.

     The purpose of this Plan is to benefit the Corporation's stockholders by encouraging high levels of performance by individuals who are key to the success of the Corporation and to enable the Corporation to attract, motivate, and retain talented and experienced individuals essential to its continued success. This is to be accomplished by providing such employees an opportunity to obtain or increase their proprietary interest in the Corporation's performance and by providing such employees with additional incentives to remain with the Corporation.

SECTION 2.     Definitions.

     The following terms, as used herein, shall have the meaning specified:

     "Affiliate" means any entity directly or indirectly controlling, controlled by or under direct or indirect common control with the Corporation.

     "Award" means an award granted pursuant to Section 4 hereof.

     "Award Agreement" means an agreement described in Section 6 hereof entered into between the Corporation and a Participant, setting forth the terms and conditions applicable to the Award granted to the Participant.

     "Board of Directors" means the Board of Directors of the Corporation as it may be comprised from time to time.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time. "Committee" means the Committee as defined in Section 8.

     "Corporation" means Martin Marietta Corporation including its
     Affiliates.

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     "Employee" means officers and other key employees of the
     Corporation but excludes directors who are not also officers or employees of the Corporation.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

     "Fair Market Value" means the closing price of the relevant security as reported on the composite tape of New York Stock Exchange issues (or such other reporting system as shall be selected by the Committee) on the relevant date, or if no sale of the security is reported for such date, the next following day for which there is a reported sale. The Committee shall determine the Fair Market Value of any security that is not publicly traded, using such criteria as it shall determine, in its sole direction, to be appropriate for such valuation.

     "Insider" means any person who is subject to Section 16 of the Exchange Act.

     "Participant" means an Employee who has been granted an Award pursuant to this Plan.

     "Section 16" means Section 16 of the Exchange Act or any successor regulation and the rules promulgated thereunder by the Securities and Exchange Commission as they may be amended from time to time.

     "Stock" means shares of Common Stock of the Corporation, par value $1.00, and upon consummation of the transactions contemplated by the Transaction Agreement it will mean the Common Stock, par value $1.00, of Parent Corporation, the name of which will be changed to Martin Marietta Corporation.

SECTION 3.     Eligibility.

     Awards may be granted only to exempt salaried Employees of the Corporation who are designated from time to time by the Committee.

     No individual who beneficially owns Stock possessing Five
Percent (5%) or more of the combined voting power of all classes of stock of the Corporation shall be eligible to participate in the Plan.

SECTION 4.     Awards.

     The Committee may grant any of the following types of Awards, either singly, in tandem or in combination with other Awards, as the Committee may in its sole discretion determine:

     (a) Non-qualified Stock Options. A Non-qualified Stock Option is a right to purchase a specified number of shares of Stock during such specified time as the Committee may

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          determine at a price not less than 100% of the Fair
          Market Value of the Stock on the date the option is granted.

        (i) The purchase price of the Stock subject to the option may be paid in cash. At the discretion of the Committee, the purchase price may also be paid by the tender of Stock, or through a combination of Stock and cash, or through such other means as the Committee determines are consistent with the Plan's purpose and applicable law. No fractional shares of Stock will be issued or accepted.

       (ii) Without limiting the foregoing, to the extent permitted by law (including relevant state law), the Committee may agree to accept as full or partial payment of the purchase price of Stock issued upon exercise of options, a promissory note of the optionee evidencing the optionee's obligation to make future cash payments to the Corporation. Promissory notes shall be payable as determined by the Committee (but in no event later than five years after the date thereof), shall be secured by a pledge of shares of Stock purchased, and shall bear interest at a rate established by the Committee.

     (b) Incentive Stock Options. An Incentive Stock Option is an Award in the form of an option to purchase Stock that complies with the requirements of Code Section 422 or any successor section.

        (i) The aggregate number of shares that may be subject to Incentive Stock Options under this Plan shall not exceed 867,000 shares of Stock, subject to Sections 5 and 9.

       (ii) The aggregate Fair Market Value (determined at the time of the grant of the Award) of the shares subject to Incentive Stock Options which are exercisable by one person for the first time during a particular calendar year shall not exceed $100,000. For purses of the preceding sentence, the term "Incentive Stock Option" shall mean an option to purchase Stock that is granted pursuant to this Section 4(b) or pursuant to any other plan of the Corporation that complies with
               Section 422(b) of the Code.

      (iii) No Incentive Stock Option may be granted under this Plan after the tenth anniversary of the date this Plan Is adopted, or the date this Plan is approved by the stockholders, whichever is earlier, or be

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               exercisable more than ten years after the date the
               Award is made.

       (iv) The exercise price of any Incentive Stock Option shall be no less than Fair Market Value of the Stock subject to the option on the date the Award is made.

        (v) The Committee may provide that the option price under an Incentive Stock Option may be paid by one or more of the methods available for paying the option price of a non-qualified stock option.

     (c) Stock Appreciation Rights. A Stock Appreciation Right ("SAR") is a right to receive, upon surrender of the right, but without payment, an amount payable in cash. The amount payable with respect to each right shall be dual in value to a percent of the excess, if any, of the Fair Market Value of a share of Stock on the exercise date over the Fair Market Value of a share of Stock on the date the Award was made (or, in the case of a right granted with respect to a previously granted Award, the Fair Market Value of the shares that are the subject of the previously granted Award on the date such previous Award was granted). The applicable percent shall be established by the Committee.

     (d) Restricted Stock. Restricted Stock is Stock or other securities of the Corporation that is issued to a Participant and is subject to restrictions on transfer and/or such other restrictions on incidents of ownership as the Committee may determine.

     (e) Other Stock-based Incentive Awards. The Committee may from time to time grant Awards under this Plan that provide the Participant with the right to purchase Stock, or other securities of the Corporation or provide incentive Awards that are valued by reference to the Fair Market Value of Stock, or other securities of the Corporation (Including, but not limited to phantom securities or dividend equivalents). Such Awards shall be in a form determined by the Committee (and may include terms contingent upon a change of control of the Corporation), provided that such Awards shall not be inconsistent with the terms and purposes of the Plan.

SECTION 5.     Shares of Stock and Other Stock-Based Awards
               Available Under Plan.

     (a) Subject to the adjustment provisions of Section 9 hereof, the number of shares with respect to which Awards payable in securities may be granted for 1992 will be 1.3% of the shares of stock outstanding on December 31, 1991 and for

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          each of 1993, 1994, 1995 and 1996 shall not exceed 1.7%
          of the sum of (i) the number of shares of Stock outstanding (subject to increase in certain circumstances) and (ii) the number of shares of Stock into which the outstanding Series A Preferred Stock, par value $1.00, of Parent Corporation, is convertible, in each case on December 31 of the prior year. In the event that not all of the shares available in one year are used for Awards in that year, the number of shares not used for Awards that year shall be carried forward and shall be available for Awards in succeeding calendar years in addition to the aforesaid percentages of shares that would otherwise be available in such years. In each of 1993, 1994 or 1995 an additional .5% of the aforesaid sums may be granted if a corresponding decrease in the percentage of shares of Stock available for Awards in the immediately succeeding year is made. Any shares that have not been awarded on or before December 31, 1996, shall remain available for Awards for the duration of the Plan. The number of SARs, units representing awards payable solely in cash, or other rights payable solely in cash that may be granted shall be equal to (and in addition to) the number of shares of Stock available for Awards payable in securities.

     (b) Any unexercised or undistributed portion of any terminated or forfeited Award shall be available for further Awards in addition to those available under
          Section 5(a) hereof.

     (c) For the purpose of computing the total number of shares of Stock granted under the Plan, the following rules shall apply to Awards cable in Stock or other securities, where appropriate:

        (i) except as provided in (v) of this Section, each option shall be deemed to be the equivalent of the maximum number of shares that may be issued upon exercise of the particular option;

       (ii) except as provided in (v) of this Section, each other stock-based Award payable in some other security shall be deemed to be equal to the number of shares to which it relates;

       (ii) except as provided in (v) of this Section, where the number of shares available under the Award Is variable on the date it is granted, the number of shares shall be deemed to be the maximum number of shares that could be received under that particular Award;

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       (iv)    where one or more types of Awards (both of which
               are payable in Stock or another security) are granted in tandem with each other, such that the exercise of one type of Award with respect to a number of shares cancels an equal number of shares of the other, each joint Award shall be deemed to be the equivalent of the number of shares under the other; and

        (v) each share awarded or deemed to be awarded under the preceding subsections shall be treated as shares of Stock, even if the Award is for a security other than Stock.

     Additional rules for determining the number of shares of Stock granted under the Plan may be made by the Committee, as it deems n or appropriate.

     (d) The Stock which may be delivered pursuant to an Award under the Plan may be treasury or authorized but unissued Stock or Stock may be acquired, subsequently or in anticipation of the transaction, in the open market to satisfy the requirements of the Plan.

SECTION 6.     Award Agreements.

     Each Award under this Plan shall be evidenced by an Award
Agreement setting forth the number of shares of Stock or other security, SARs, or units subject to the Award and such other terms and conditions applicable to the Award as determined by the Committee.

     (a)  Award Agreements shall include the following terms:

        (i) Non-assignability: A provision that no Award shall be assignable or transferable except by will or by the laws of descent and distribution and that during the lifetime of a Participant, the Award shall be exercised only by such Participant or by his or her guardian or legal representative.

       (ii) Termination of Employment: A provision describing the treatment of an Award in the event of the retirement, disability, death or other termination of a Participant's employment with the Corporation, including but not limited to terms relating to the vesting, time for exercise, forfeiture or cancellation of an Award in such circumstances.

      (iii) Rights as Stockholder: A provision that a Participant shall have no rights as a stockholder with respect to any securities covered by an Award until the date the Participant becomes the holder

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               of record.  Except as provided in Section 9 hereof,
               no adjustment shall be made for dividends or other rights, unless the Award Agreement specifically requires such adjustment, in which case, grants of dividend equivalents or similar rights shall not be considered to be a grant of any other stockholder right.

       (iv) Withholding: A provision requiring the withholding of applicable taxes required by law from all amounts paid in satisfaction of an Award. In the case of an Award paid in cash, the withholding obligation shall be satisfied by withholding the applicable amount and paying the net amount in cash to the Participant. In the case of Awards paid in shares of Stock or other securities of the Corporation, a Participant may satisfy the withholding obligation by paying the amount of any taxes in cash or, with the approval of the Committee, shares of Stock or other securities may be deducted from the payment to satisfy the obligation in full or in part. The number of shares to be deducted shall be determined by reference to the Fair Market Value of such shares on the date the Award is exercised.

        (v) Execution: A provision stating that no Award is enforceable until the Award Agreement or a receipt has been signed by the Participant and the Chief Executive Officer of the Corporation (or his delegate), or, in the case of an Award to an Insider, by the Participant and by a member of the Committee. By executing the Award Agreement or receipt, a Participant shall be deemed to have accepted and consented to any action taken under the Plan by the Committee, the Board of Directors or their delegates.

       (vi) Holding Period: In the case of an Award to an Insider, (A) of an equity security, a provision stating (or the effect of which is to require) that such security must be held for at least six months (or such longer period as the Committee in its discretion specifies) from the date of acquisition; or (B) of a derivative security with a fixed exercise price within the meaning of Section 16, a provision stating (or the effect of which is to require) that at least six months (or such longer period as the Committee in its discretion specifies) must elapse from the date of acquisition of the derivative security to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying

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               equity security; or (C) of a derivative security
               without a fixed exercise price within the meaning of Section 16, a provision stating (or the effect of which is to require) that at least six months (or such longer period as the Committee in its discretion specifies) must elapse from the date upon which such price is fixed to the date of disposition of the derivative security (other than by exercise or conversion) or its underlying equity security.

     (b)  Award Agreements may include the following terms:

        (i) Replacement, Substitution and Reloading: Any provisions (A) permitting the surrender of outstanding Awards or securities held by the Participant in order to exercise or realize rights under other Awards, or in exchange for the grant of new Awards under similar or different terms (including the grant of reload options), or, (0) requiring holders of Awards to surrender outstanding Awards as a condition precedent to the grant of new Awards under the Plan.

       (ii) Other Terms: Such other terms as are necessary and appropriate to effect an Award to the Participant IncludIng but not limited to the term of the Award, vesting provisions, any requirements for continued employment with the Corporation, any other restrictions or conditions (including performance requirements) on the Award and the method by which restrictions or conditions lapse, effect on the Award of a change in control, the price, amount or value of Awards.

SECTION 7.     Amendment and Termination.

     The Board of Directors may at any time amend, suspend or discontinue the Plan. The Committee may at any time alter or amend any or all Award Agreements under the Plan to the extent permitted by law. However, no such action may, without approval of the stockholders of the Corporation, be effective if such approval is required by Section 16(b) of the Exchange Act.

SECTION 8.     Administration.

     (a) The Plan and all Awards granted pursuant thereto shall be administered by a Committee of the Board of Directors constituted so as to permit the Plan to comply with the administration requirement of Rule 16b-3(c)(2)(i). The members of the Committee shall be designated by the Board of Directors and as initially constituted, shall be the Stock Option Committee as defined in the Corporation's

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          By-Laws.  A majority of the members of the Committee
          shall constitute a quorum. The vote of a majority of a quorum shall constitute action by the Committee.

     (b) The Committee shall periodically determine the Participants in the Plan and the nature, amount, pricing, timing, and other terms of Awards to be made to such individuals.

     (c) The Committee shall have the power to interpret and administer the Plan. All questions of interpretation respect to the Plan, the number of shares of Stock or other security, SARs, or units granted, and the terms of any Award Agreements shall be determined by the Committee and its determination shall be final and conclusive upon all parties in interest. In the event of any conflict between an Award Agreement and this Plan, the terms of this Plan shall govern.

     (d) It is the intent of the Corporation that this Plan and Awards hereunder satisfy and be interpreted in a manner, that, in the case of Participants who are or may be Insiders, satisfies the applicable required of Rule 16b-3 of the Exchange Act, so that such persons will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 and will not be subjected to avoidable liability thereunder. If any provision of this Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 8(d), that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, the provision shall be deemed void as applicable to Insiders.

     (e) The Committee may delegate to the officers or employees of the Corporation the authority to execute and deliver such instruments and documents, to do all such acts and things, and to take all such other steps deemed necessary, advisable or convenient for the effective administration of the Plan in accordance with its terms and purpose, except that the Committee may not delegate any discretionary authority with respect to substantive decisions or functions regarding the Plan or Awards thereunder as these relate to Insiders including but not limited to decisions regarding the timing, eligibility, pricing, amount or other material term of such Awards.

SECTION 9.     Adjustment Provisions.

     (a) In the event of any change in the outstanding shares of Stock by reason of a stock dividend or split, recapitalization, merger or consolidation,

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          reorganization, combination or exchange of shares or
          other similar corporate change, the number of shares of Stock (or other securities) then remaining subject to this Plan, and the maximum number of shares that may be issued to anyone pursuant to this Plan, including those that are then covered by outstanding Awards, shall (i) in the event of an increase in the number of outstanding shares, be proportionately increased and the price for each share then covered by an outstanding Award shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares, be proportionately reduced and the price for each share then covered by an outstanding Award, shall be proportionately increased.

     (b) The Committee shall make any further adjustments as it deems necessary to ensure equitable treatment of any holder of an Award as the result of any transaction affecting the securities subject to the Plan not described in (a), or as is required or authorized under the terms of any applicable Award Agreement.

SECTION 10.    Change of Control.

     (a) In the event of a change of control of the Corporation, in addition to any action required or authorized by the terms of any Award Agreement, the Committee may, in its discretion, recommend that the Board of Directors take any of the following actions as a result of, or in anticipation of, any such event to assure fair and equitable treatment of Plan Participants:

        (i) accelerate time periods for purposes of vesting in, or realizing gain from, any outstanding Award made pursuant to this Plan;

       (ii) offer to purchase any outstanding Award made pursuant to this Plan from the holder for Its equivalent cash value, as determined by the Committee, as of the date of the change of control; or

      (iii)    make adjustments or modifications to outstanding
               Awards as the Committee deems appropriate to maintain and protect the rights and interests of Plan Participants following such change of control.

               Any such action approved by the Board of Directors shall be conclusive and binding on the Corporation and all Plan Participants.

     (b) For the purposes of this Section, a change of control shall include the following:

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        (i)    A tender offer or exchange offer is made whereby
               the effect of such offer is to take over and control the affairs of the Corporation and such offer is consummated for the ownership of securities of the Corporation representing 25% or more of the combined voting powers of the Corporation's then outstanding voting securities.

       (ii) The Corporation is merged or consolidated with another corporation and, as a result of such merger or consolidation, less than 75% of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former stockholders of the Corporation, other than affiliates within the meaning of the Exchange Act or any party to such merger or consolidation.

      (iii) The Corporation transfers substantially all of its assets to another corporation or entity which is not a wholly owned subsidiary of the Corporation.

       (iv)    Any "person" (as such term is used in
               Sections 3(a)(9) and 13(d)(3) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation's then outstanding securities, and the effect of such ownership is to take over and control the affairs of the Corporation.

        (v) As the result of a tender offer, merger, consolidation, sale of assets, or contested election, or any combination of such transactions, the persons who were members of the Board of Directors of the Corporation immediately before the transactIon, cease to constitute at least a majority thereof.

SECTION 11.    Unfunded Plan.

     The Plan shall be unfunded. Neither the Corporation nor the Board of Directors shall be required to segregate any assets that may at any time be represented by Awards made pursuant to the Plan. Neither the Corporation, the Committee, nor the Board of Directors shall be deemed to be a trustee of any amounts to be paid under the Plan.

SECTION 12.    LIMITS OF LIABILITY.

     (a) Any liability of the Corporation to any Participant with respect to an Award shall be base solely upon contractual obligations created by the Plan and the Award Agreement.

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     (b)  Neither the Corporation nor any member of the Board of
          Directors or of the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken or not taken, in good faith under the Plan.

SECTION 13.    Rights of Employees.

     (a) Status as an eligible Employee shall not be construed as a commitment that any Award will be made under this Plan to such eligible Employee or to eligible Employees generally.

     (b) Nothing contained in this Plan (or in any other documents related to this Plan or to any Award) shall confer upon any Employee or Participant any right to continue in the employ or other service of the Corporation or constitute any contract or limit in any way the right of the Corporation to change such person's compensation or other benefits or to terminate the employment of such person with or without cause.

SECTION 14.    Duration.

     The Plan shall remain in effect until all Awards under the Plan have been exercised or terminated under the terms of the Plan and applicable Award Agreement, provided that Awards under the Plan only be grants until April 23, 2302.


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